UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) Of The Securities Exchange Act of 1934

BRISTOL WEST HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Date of Report (Date of Earliest Event Reported): March 6, 2006
Commission File No. 001-31984

       Delaware           001-31984               13-3994449
    (State or other jurisdiction       (Commission File No.)     (I.R.S. Employer
     of incorporation)                    Identification No.)

  5701 Stirling Road, Davie, Florida                  33314
(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code: (954) 316-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition; Item 7.01. Regulation FD Disclosure

On February 20, 2006, Bristol West Holdings, Inc. (“Bristol West”) issued a press release announcing that James R. Fisher, Chairman and Chief Executive Officer, is scheduled to make a presentation (the “Presentation”) at the Association of Insurance and Financial Analysts Mid-Winter Conference in Scottsdale, Arizona. On March 6, 2006 Bristol West issued a press release announcing a change in the starting time of the Presentation. The Presentation is currently scheduled to begin at approximately 2:25 MST (4:25 EST) on Monday, March 6, 2006. Bristol West will announce any changes to the timing of the Presentation through its website at www.bristolwest.com

Bristol West intends to disclose certain material nonpublic information regarding Bristol West’s results of operation and financial condition during the Presentation as part of a slide presentation (the “Slide Presentation”) that is attached hereto as Exhibit 99.1 and is hereby incorporated herein. All information in the Slide Presentation is presented as of March 6, 2006, and Bristol West does not undertake any obligation to correct that information, disclaim the accuracy of the information, or update that information in the future should the facts change.

The press release announced that the Presentation would be webcast and included instructions as to when and how to access the webcast through Bristol West’s website at www.bristolwest.com. A link to a copy of the Slide Presentation will also be available through Bristol West’s website at www.bristolwest.com along with the webcast. A link to the webcast and the Slide Presentation may be accessed by selecting “Investor Relations” on the Bristol West’s website home page and then clicking on the webcast icon.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Slide Presentation (furnished pursuant to Item 2.02 and Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRISTOL WEST HOLDINGS, INC.
(Registrant)

Date: March 3, 2006          By: /s/ Craig E. Eisensacher_________________________
Craig E. Eisenacher
CFO and Senior Vice President - Corporate Finance
(Principal Financial Officer, Principal Accounting Officer and
duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number and Description

99.1 Slide Presentation (furnished pursuant to Item 2.02 and Item 7.01)